UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-52831 (Commission File No.)	46-3403755 (IRS Employer Identification No.)

15061 Springdale, Suite 113, Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(949) 381-1834
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

The Company is pleased to introduce JEFF WEST, who has been working with the Company for the past year as a senior consultant and who has now agreed to accept the newly created position of Director of Sales Operations for both domestic and international retail sales.  Jeff has a BA in psychology and an MBA in business administration, both awarded by the University of California, Irvine.  Jeff has owned his own company since 2006, and he has been working in global sales, marketing, business development and product distribution since 2000.  Jeff has ongoing relationships with BW Beverages, Oak Ridge Winery and Best Foods.  Jeff has travelled to and built strategic business partnerships with companies in over 40 countries and has a well established business presence in the international sales and consulting market.  Jeff is currently representing the Company in talks with a broad range of grocery retailers including Kroeger Stores, Costco, Sam’s Club and Walmart, as well as other stores throughout America and in several overseas markets.
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2016.	Nate’s Food Co. By: /s/ Nate Steck Name: Nate Steck. Title: CEO